Exhibit 99.1

HEARTWARE APPOINTS CHADWICK M. CORNELL TO BOARD OF DIRECTORS

Framingham, Mass., March 14, 2016 – HeartWare International, Inc. (NASDAQ: HTWR), a leading innovator of less-invasive, miniaturized circulatory support technologies that are revolutionizing the treatment of advanced heart failure, today announced the appointment of Chadwick M. Cornell to its Board of Directors. Mr. Cornell is a Managing Director at Goldner Hawn Johnson & Morrison, Inc., a middle-market private equity firm, which he joined in 2013 following his tenure as Vice President of Corporate Development at Medtronic, Inc.

“Chad joins our Board at an important time as we move forward to take advantage of the significant opportunities within our ventricular assist device portfolio and establish a strong foundation for growth,” said Doug Godshall, President and Chief Executive Officer of HeartWare. “We expect that Chad’s collective experience will provide a relevant and insightful perspective to our Board of Directors, and we are looking forward to his contributions to take the company to the next level.”

While at Medtronic, Mr. Cornell supported the transaction activity of various Medtronic businesses and initiatives, and he led the corporate development group during his last five years at the company. As Vice President of Corporate Development, he was responsible for global acquisition, divestiture, venture investment and strategic transaction activity. Earlier in his tenure with Medtronic, Mr. Cornell led transaction activity related to interventional cardiology and cardiac surgery, as well as musculoskeletal and international business development. Prior to joining Medtronic, Mr. Cornell was a corporate lawyer at Sidley Austin, LLP in Chicago, concentrating on mergers and acquisitions and securities offerings.

Mr. Cornell earned a bachelor’s degree in accounting from Marquette University and holds a Juris Doctorate from the University of Pennsylvania Law School. He is a Chartered Financial Analyst and Certified Public Accountant.

“I am eager to be joining HeartWare’s Board at this time in the company’s evolution,” said Mr. Cornell. “As one of two prominent companies developing and commercializing left ventricular assist devices for this very sick segment of the population around the world, HeartWare has a tremendous opportunity to establish a new level of leadership through its ongoing innovation with the HVAD® System and the significant potential for market expansion represented by its pipeline of next-generation assets. I am looking forward to collaborating with the Board of Directors and executive leadership to help propel HeartWare to its next stage of growth.”

Mr. Cornell was jointly selected as an independent director to HeartWare’s Board of Directors by HeartWare and Engaged Capital, LLC as part of a Cooperation Agreement between the two companies that was announced in January 2016. Mr. Cornell’s appointment expands HeartWare’s Board of Directors to ten directors.

About HeartWare International

HeartWare International develops and manufactures miniaturized implantable heart pumps, or ventricular assist devices, to treat patients suffering from advanced heart failure. The HeartWare® Ventricular Assist System features the HVAD® pump, a small full-support circulatory assist device designed to be implanted next to the heart, avoiding the abdominal surgery generally required to implant competing devices. The HeartWare System is approved in the United States for the intended use as a bridge to cardiac transplantation in patients who are at risk of death from refractory end-stage left ventricular heart failure, has received CE Marking in the European Union and has been used to treat patients in 47 countries. The device is also currently the subject of a U.S. clinical trial for destination therapy. For additional information, please visit www.heartware.com.

HeartWare International, Inc. is a member of the Russell 2000®, and its securities are publicly traded on The NASDAQ Stock Market.

Forward-Looking Statements

This announcement contains forward-looking statements that are based on management’s beliefs, assumptions and expectations and on information currently available to management. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements, including without limitation opportunities within our ventricular assist portfolio, foundation for growth and market expansion, and innovation with the HVAD System. Management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on forward-looking statements because they speak only as of the date when made. HeartWare does not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by federal securities laws and the rules and regulations of the Securities and Exchange Commission. HeartWare may not actually achieve the plans, projections or expectations disclosed in forward-looking statements, and actual results, developments or events could differ materially from those disclosed in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including without limitation those described in Part I, Item 1A. “Risk Factors” in HeartWare’s Annual Report on Form 10-K filed with the Securities and Exchange Commission. HeartWare may update risk factors from time to time in Part II, Item 1A. “Risk Factors” in Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, or other filings with the Securities and Exchange Commission.

HEARTWARE, HVAD, MVAD, PAL, SYNERGY, CIRCULITE and HeartWare logos are trademarks of HeartWare, Inc. or its affiliates.

For additional information:

Christopher Taylor

HeartWare International, Inc.

Email: ctaylor@heartware.com

Phone: +1 508 739 0864

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